CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Consolidated financial highlights” in the Prospectus and “Independent registered public accounting firm and other service providers” in the Statement of Additional Information, each dated April 1, 2026, and each included in this Post-Effective Amendment No. 67 to the Registration Statement (Form N-1A, File No. 33-58125) of Cantor Fitzgerald Variable Insurance Trust (formerly Credit Suisse Trust) (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 13, 2026, with respect to the consolidated financial statements and consolidated financial highlights of Cantor Fitzgerald Commodity Return Strategy Portfolio (formerly Commodity Return Strategy Portfolio) (one of the funds constituting Cantor Fitzgerald Variable Insurance Trust (formerly Credit Suisse Trust), included in the Certified Shareholder Report of Registered Management Investment Companies (Form N-CSR) for the year ended December 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

April 1, 2026